Filed pursuant to Rule 424(b)(5)
Registration No. 333-185217

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.00% Senior Notes due 2017	$750,000,000	99.494%	$746,205,000	$101,783
3.25% Senior Notes due 2022	$250,000,000	99.206%	$248,015,000	$33,830

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated November 30, 2012)

$1,000,000,000

NetApp, Inc.

$750,000,000 2.00% Senior Notes Due 2017

$250,000,000 3.25% Senior Notes Due 2022

We are offering $750,000,000 aggregate principal amount of our 2.00% Senior Notes due December 15, 2017 (the “2017 notes”) and $250,000,000 aggregate principal amount of our 3.25% Senior Notes due December 15, 2022 (the “2022 notes” and together with the 2017 notes, the “notes”).

The 2017 notes will bear interest at a rate of 2.00% per annum and the 2022 notes will bear interest at a rate of 3.25% per annum. We will pay interest semi-annually on June 15 and December 15, commencing June 15, 2013.

The 2017 notes will mature on December 15, 2017 and the 2022 notes will mature on December 15, 2022.

We may redeem the notes at any time at the redemption prices set forth under the heading “Description of Notes—Optional Redemption” in this prospectus supplement. Upon the occurrence of a “change of control repurchase event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness. The notes will not be listed on any securities exchange or included in any automated quotation system.

For a more detailed description of the notes, see “Description of Notes” beginning on page S-21 of this prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Us (Before Expenses)
Per 2017 note	99.494%	0.600%	98.894%
2017 notes total	$746,205,000	$4,500,000	$741,705,000
Per 2022 note	99.206%	0.650%	98.556%
2022 notes total	$248,015,000	$1,625,000	$246,390,000
Total	$994,220,000	$6,125,000	$988,095,000

(1)	Plus accrued interest, if any, from December 12, 2012, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, S.A./N.V. (“Euroclear”), on or about December 12, 2012.

Joint Book-running Managers

J.P. Morgan	Morgan Stanley

Co-managers

BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.	Wells Fargo Securities

The date of this prospectus supplement is December 5, 2012.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which contains a general description of our debt securities and other general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” on page S-41.

In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “NetApp”, “the company”, “we”, “us” and “our” refer to NetApp, Inc. and its consolidated subsidiaries. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements usually contain the words “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar expressions and variations or negatives of these words. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. All forward-looking statements, including but not limited to, statements about:

•	our future financial and operating results;

•	our business strategies;

•	management’s plans, beliefs and objectives for future operations, research and development;

•	economic and industry trends or trend analysis;

•	product introductions, development, enhancements and acceptance;

•	acquisitions and joint ventures, growth opportunities, investments and legal proceedings;

•	competitive positions;

•	future cash flows and cash deployment strategies;

•	short-term and long-term cash requirements, including anticipated capital expenditures;

•	our anticipated tax rate;

•	the dilutive effect of our 1.75% Convertible Senior Notes due June 2013, or the Convertible Notes, and associated warrants on our earnings per share;

•	the conversion, maturation or repurchase of the Convertible Notes;

•	compliance with laws, regulations and debt covenants; and

•	the continuation of our stock repurchase program

are inherently uncertain as they are based on management’s current expectations and assumptions concerning future events, and are subject to numerous known and unknown risks and uncertainties. Therefore, our actual results may differ materially from the forward-looking statements contained or incorporated by reference herein. Factors that could cause actual results to differ materially from those described or incorporated by reference herein include, but are not limited to:

•	acceptance of, and demand for, our products, including our recent product introductions;

•	our ability to increase our customer base, market share and revenue;

•

general economic and market conditions, the global macroeconomic environment, particularly in the Eurozone, and the continuing deliberations regarding future tax and fiscal policy in the United States;

•	the amount of orders received in future periods;

•	our ability to ship our products in a timely manner;

•	our ability to achieve anticipated pricing, cost, and gross margins levels;

•	our ability to successfully manage our backlog and increase revenue;

•	our ability to successfully execute on our strategies;

S-iii

•	our ability to effectively integrate acquired products and technologies;

•	our ability to successfully introduce new products and forecast demand for those products;

•	our ability to maintain the quality of our hardware, software and services offerings;

•	our ability to adapt to changes in market demand;

•	demand for our services and support and the growth of the storage markets generally;

•	our ability to identify and respond to significant market trends and emerging standards;

•	the impact of industry consolidation;

•	our ability to successfully manage our investment in people, process, and systems;

•	our ability to maintain our partner, supplier and contract manufacturer relationships;

•	the ability of our suppliers and contract manufacturers to meet our requirements;

•	the ability of our competitors to introduce new products that compete successfully with our products;

•	our ability to grow direct and indirect sales and to efficiently utilize global service and support;

•	variability in our gross margins;

•	our ability to sustain and/or improve our cash and overall financial position;

•	our cash requirements and terms and availability of financing;

•	valuation and liquidity of our investment portfolio;

•	our ability to finance business acquisitions, construction projects and capital expenditures through cash from operations and/or financing;

•	our ability to finance the exercise of our options to buy out our synthetic leases when their terms expire;

•	the results of our ongoing litigation, tax audits, government audits, inquiries and investigations; and

•	those factors discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 26, 2012.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the foregoing factors as well as other important factors, including those described under “Risk Factors” starting on page S-15.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. It may not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Our Company

We are a leading provider of innovative storage systems and data management solutions that form the foundation for efficient and flexible IT infrastructures. Our storage systems help customers streamline operations and lower the cost associated with storing and managing their data. Our unified fabric-attached storage (FAS) platform offers the optimal storage platform for business applications, shared infrastructures, and cloud environments. Our E-Series systems, acquired from LSI Corporation, provide the cost-effective, high-performance storage building blocks for value-added customization and big data workloads. We are a leading original equipment manufacturer (OEM) storage provider with a 15-year track record of enabling OEMs to offer market-leading IT and storage solutions that serve specific markets and customer requirements.

We were incorporated in 1992 and shipped the world’s first networked storage appliance one year later. Since then, we have brought to market many innovations in storage and data management. Our evolution can be attributed to our history of identifying and creating new markets and innovating around market transitions. These markets include:

•

Shared infrastructures. A market shift from traditional dedicated storage to shared storage in virtualized IT infrastructures is well under way. Virtualization allows organizations to separate applications and data from dedicated hardware so that the server, storage, and networking infrastructure can be shared and used more efficiently. Our unified FAS architecture is well suited for virtualized environments because it provides integrated data protection along with increased efficiency and flexibility.

•

Cloud. Cloud-based infrastructure has become a business priority. Clouds built on a NetApp® foundation have lower costs and provide operational efficiencies that allow IT to respond more rapidly. Our goal is to help organizations benefit from the efficiency and flexibility our products provide, whether they choose to deploy an on-premises (private) cloud solution or outsource to an external (public) cloud service provider. In order to meet customers’ needs for external cloud services, we have developed a global network of cloud service provider partners. Our solutions for service providers accelerate the development and delivery of cloud services such as Microsoft® Exchange as a Service, Microsoft® SharePoint as a Service, IT Infrastructure as a Service, Desktop as a Service, Storage as a Service, and Data Protection as a Service.

•

Business applications. Our products and services are designed to meet the expansive requirements and demanding service levels of large enterprises and their mission-critical business applications. In addition, we bring our affordable, enterprise-proven technology to midsize enterprise businesses. We also design our products to satisfy the demands of high-performance computing and technical data center applications. To better meet the needs of our customers, we develop integrated solutions that optimize the performance of customers’ applications and their infrastructure in partnership with key industry leaders such as Cisco Systems, IBM, Microsoft, Oracle, SAP, and VMware. We partner with industry leaders to create best-in-class solutions and to deliver and support them worldwide. We provide expert services and global support to maximize the value customers derive from our products and to maintain their systems.

•

Big data. We are now entering an era of big scale, in which the amount of data processed and stored by enterprises is stressing traditional storage architectures. Customers require storage products and solutions that are optimized for these workloads such as:

•

Analytics. This solution area focuses on providing efficient analytics for extremely large datasets and turning data into high-quality information to facilitate deeper insights about the business for better and quicker decision making.

•	Bandwidth. This solution area focuses on obtaining better performance for high-performance workloads.

•	Content. This solution area focuses on satisfying the need to store, find, and access almost unlimited amounts of data for an indefinite amount of time.

NetApp Product Overview

We offer two storage platforms, each engineered to serve different goals. Our unified FAS storage systems offer integrated protection and data management and built-in efficiency for virtualized, shared infrastructures and business applications. Our E-Series systems offer high-performance, reliable, scalable, and space-efficient storage—the optimal platform for big data workloads and value-added customization.

Both platforms reflect our commitment to the principles of simplicity, innovation, and a dedication to customer and partner success. Both platforms have a proven track record of reliability and performance, are highly cost efficient and provide flexibility for diverse workloads.

We believe that by providing greater efficiency and flexibility, our solutions help improve business productivity, performance, and profitability, while providing investment protection and enhanced asset utilization. Our enterprise-class storage solutions are complemented by our services expertise to maximize the business benefits that customers gain from deploying our storage products.

FAS Storage Platform

We offer highly available, scalable, and cost-effective storage solutions that incorporate our unified FAS platform and the feature-rich functionality of our Data ONTAP® data and storage resource management software.

Data ONTAP Software

Our FAS and V-Series storage solutions are based on Data ONTAP, a highly scalable and flexible operating system (OS) that concurrently supports any mix of storage area network (SAN) and network-attached storage (NAS) environments. Our unified storage software platform is compatible with UNIX®, Linux®, Windows®, and Web environments. It enables scalable storage that is always on and that provides superior operational efficiency to help manage data, application, and infrastructure growth.

The Data ONTAP OS provides the foundation to build a shared storage infrastructure and an enterprise-wide data fabric for the full breadth of business applications and data storage and protection requirements. Data ONTAP features scalability, secure multi-tenancy, and unification across protocols and disks. Data ONTAP also unifies storage efficiency, data management, and data protection. We believe customers can benefit from these capabilities as they increasingly virtualize their application environments. Our deduplication for primary and secondary storage, thin provisioning, and highly efficient hardware help maximize utilization while reducing data center footprint and lowering storage-related power and cooling consumption. A few of the technology features we offer with Data ONTAP include:

•	FlexShare® technology, which directs how storage system resources are used to deliver an appropriate level of service for each application;

•	FlexCache® technology, which allows performance acceleration through the creation of read-only cached volumes on multiple storage controllers;

•	MultiStore® software, which allows partitioning of individual physical storage systems into multiple secure and separate logical partitions; and

•

RAID-DP®, a standard Data ONTAP feature that safeguards data from double disk failure. Integrated with our WAFL® (Write Anywhere File Layout) file system, RAID-DP gives customers data protection plus high performance.

Storage Efficiency

Our portfolio of efficiency technologies helps our customers reduce their storage spending and get more from the storage assets they already own. Some of the efficiency technologies we offer include:

•

FlexVol® technology, which provides for thin provisioning through virtual volumes, enabling storage architectures to be more efficient and achieve higher utilization using flexible volumes that do not require repartitioning of physical storage space;

•	FlexClone® technology, which enables true data cloning using logical copies that do not require additional physical storage space and allows for instant replication of data volumes and datasets; and

•

Deduplication technology, which provides the ability to eliminate duplicate data within primary and secondary disk storage environments, resulting in greater efficiency and higher utilization of storage capacity.

Storage Management and Application Integration Software

NetApp OnCommand™ management software improves storage and service efficiency through functions that help customers control, automate, and analyze their shared storage infrastructures. Our management software family of products provides a broad range of storage and data management tools to simplify IT administration and enhance flexibility and productivity. We deliver differentiated products that support industry open standards and interfaces to deliver this value to customers. We tightly integrate our software with database and business application software from partners such as Microsoft, Oracle, SAP, and VMware in order to optimize the performance of those applications on our storage systems.

Through data center automation tools, we give customers the ability to monitor service levels, manage performance, and support change management in complex enterprise SAN and NAS environments. We help customers optimize shared infrastructures by supporting individual application performance, service level, and security needs even while the storage is shared across multiple applications.

FAS Unified Storage Systems Family

Our family of modular, scalable, highly available, unified storage systems streamlines, simplifies, and consolidates the storage layer. The FAS6200, FAS3200, and FAS2000 series of fabric-attached storage systems are designed to consolidate all types of storage workloads, including primary and secondary data, as well as structured and unstructured data, across all key OS platforms and network infrastructures. Also, we unify storage access for all standard network protocols based on host bus adapter (HBA) technology and standard Internet Protocol (IP) networks. All our FAS systems are interoperable and provide common software services. We provide a data-in-place upgrade path that spans from entry-level platforms for smaller organizations all the way to high-end data center environments. Our FAS unified architecture supports both scale-up and scale-out growth strategies running the highly efficient Data ONTAP operating system.

Virtual Storage Tier

Customers can increase the performance of our storage controller using our virtual storage tiering, which is available with our Flash Cache modular cache expansion. Virtual storage tiering lowers response times and increases input/output (I/O) operations of disk drives without storing additional data on them. Using dynamic storage tiering also improves application performance for production workloads residing on any type of disk drive. Deduplication capabilities reduce the I/O load on storage controllers to provide extreme scaling, especially useful with virtual and cloud-based working sets.

V-Series Family

Our V-Series family is a network-based virtualization solution that consolidates storage from different suppliers behind our data management interface, providing SAN and NAS access to the data stored in heterogeneous storage arrays. With the V-Series solution, customers are able to:

•	Transform existing heterogeneous, multivendor storage systems into a single storage pool;

•	Simplify storage provisioning and management with Data ONTAP thin provisioning; and

•	Dramatically lower backup time, space, and cost with Data ONTAP Snapshot™ copies.

The V-Series family is compatible with the FAS family of storage systems.

Data Protection Software Products

The NetApp Integrated Data Protection portfolio offers a broad range of branded and partner-integrated solutions designed to increase the speed, simplicity, and efficiency of data protection operations in any environment from physical to shared IT to cloud. This portfolio includes:

•	Snapshot technology, which enables near-instantaneous, space-efficient online backups of large datasets without affecting system performance;

•	SnapRestore® technology, which uses stored Snapshot backups to recover entire file systems or data volumes in seconds, regardless of capacity or number of files;

•	SnapVault® and Open Systems SnapVault technologies, which provide network- and storage-optimized data movement for disk-to-disk backup;

•	MetroCluster™, which uniquely combines array-based clustering with synchronous mirroring to deliver continuous availability and zero data loss;

•

SnapMirror® data replication solution, which provides disaster recovery protection for business-critical data matched to the recovery point objectives and recovery time objectives of customer environments;

•

NetApp SnapProtect®, which manages NetApp Snapshot copies, replication, and tape from a single console to enable high-speed, modern backup solutions that solve longstanding data protection challenges; and

•

NetApp integrated backup solutions, which bring the speed and efficiency of NetApp Snapshot and replication to customers using our alliance partners’ backup solutions. Symantec™ NetBackup™, CommVault Simpana, and Syncsort data protection software can manage our data protection stack to accelerate operations without complicating management.

Data Retention and Archive Products

To meet growing regulatory compliance demands faced by most enterprises, we offer a broad suite of products to help enable data permanence, accessibility, and privacy to satisfy a variety of different regulations such as the Sarbanes-Oxley Act, FDA Title 21 CFR Part 11, SEC Rule 17a-4, and the Health Insurance Portability and Accountability Act (HIPAA). Cost-effective, resilient, and reliable storage architectures can be created utilizing NetApp SnapLock® products.

Flash Cache

NetApp Flash Cache modules optimize the performance of random read–intensive workloads such as file services and messaging. These intelligent read caches speed access to user data, reducing latency by a factor of 10 or more compared to disk drives. Faster response times can translate into higher throughput for random I/O workloads. NetApp Flash Cache gives users performance that is comparable to that of solid state disks (SSDs) without the complexity of another storage tier.

Storage Security Products

Partnering with SafeNet, Inc. enables us to provide a unified platform for data security and key management across IP SAN, NAS, and tape backup environments. The platform combines wire-speed encryption, access controls, authentication, and automated key management to provide strong security for data at rest, while still allowing the capability to search compliant data for legal discovery purposes if the need arises. We also partner with Brocade Communications Systems, Inc. to provide advanced fabric services for SANs. These high-speed, highly reliable hardware devices deliver fabric-based encryption services to secure data assets either selectively or comprehensively.

Big Content Solutions: StorageGRID

NetApp StorageGRID® is a proven object storage software solution designed to manage petabyte-scale, globally distributed repositories of images, video, and records for enterprises and service providers. NetApp StorageGRID provides tremendous scalability by eliminating the typical constraints of data containers in blocks and files. It supports billions of files or objects and petabytes of capacity in hybrid cloud storage architectures with a single global namespace.

NetApp StorageGRID enables intelligent data management and secure content retention. Data placement and secure content retention are optimized by aligning system and business process management metadata with a global policy engine that manages how data is stored, placed, governed, protected, and retrieved. Content is protected from tampering using technologies such as digital fingerprints and encryption.

Other big content offerings include the NetApp Solution for Archive as a Service and NetApp StorageGRID Healthcare Solution.

E-Series Storage Platform

E-Series systems offer OEMs a high-performance, modular storage platform with flexible scalability, space-efficient density, and high reliability for their purpose-built solutions and value-added customizations. This combination makes E-Series systems ideal for high-performance environments that are characterized by massive amounts of critical data and computing demands that require enterprise-class scalability and reliability. Our server OEMs also take advantage of E-Series attributes to deliver entry storage systems to their diverse customers.

We also leverage the E-Series platform to simplify the deployment of a Hadoop big data infrastructure. We accelerate the time to value for a Hadoop infrastructure and enable customers to scale their deployments more practically and predictably. Working with an ecosystem of partners, we continue our commitment to industry standards and open sources, including the Apache distribution of Hadoop.

We also leverage the E-Series platform in the development of big bandwidth solutions for full-motion video, seismic processing, medical content management, and high-performance Lustre solutions.

NetApp Services

Our customers demand high availability and reliability of their storage infrastructure to ensure the successful ongoing operation of their businesses. Our services are designed with this in mind. We provide professional services, global support solutions, and customer education and training to help customers most effectively manage their data. The professional services and support solutions we offer help our customers to resolve business problems, reduce costs, keep businesses up and running continuously, comply with regulations and policies, and improve overall operational results. We utilize a global, integrated model to provide consistent service delivery and global support during every phase of the customer engagement, including assessment and analysis, planning, design, installation, implementation, integration, optimization, ongoing support, and remote management and monitoring. Services and support often involve phased rollouts, technology transitions and migrations, and other long-term engagements.

Sales, Principal Markets, and Distribution Channels

We market and sell our products in numerous countries throughout the world, and we continue to make investments in our multiyear branding and awareness campaign to increase visibility of NetApp in the broader IT segment.

Our diversified customer base spans a number of customer segments and vertical markets, including energy, financial services, government, high technology, Internet, life sciences and healthcare services, major manufacturing, media, entertainment, animation and video postproduction, and telecommunications. We focus primarily on the data management and storage markets, offering an array of solutions from our high-end products designed for large enterprise customers to entry-level products designed for midsized enterprise customers.

To increase market share, we are focused on diversifying our multichannel distribution strategy. We are strengthening existing partnerships and investing in new partnerships with system integrators and cloud service providers.

As of the end of fiscal 2012, our worldwide sales and marketing function consisted of approximately 5,600 managers, sales representatives, and technical support personnel. We have field sales offices in more than 40 countries. We employ a multichannel distribution strategy, selling products and services to end users and service providers through a direct sales force and through channel partners, including value-added resellers, system integrators, OEMs, and distributors. During fiscal 2012, sales through our indirect channels represented 78% of our total net revenues. Sales to customers Arrow Electronics, Inc. and Avnet, Inc., which are distributors, accounted for 17% and 12% of our net revenues, respectively, in fiscal 2012; 18% and 12% of our net revenues, respectively, for fiscal 2011; and 14% and 11% of our net revenues, respectively, for fiscal 2010.

Seasonality

We have historically experienced a decline in revenues in the first quarter of our fiscal year, as the sales organization spends time developing new business after higher close rates in the fourth quarter, and because sales to European customers are historically weaker during the summer months. During the second quarter of our fiscal year, we have historically experienced increased sales, driven by the government sector, concurrent with the end of the U.S. federal government’s fiscal year in September, as well as an increase in business from European markets. We derive a majority of our revenue in any given quarter from orders booked in the same quarter. Bookings and revenues typically follow intraquarter seasonality patterns weighted toward the back end of the quarter.

Backlog

We manufacture products based on a combination of specific order requirements and forecasts of our customers’ demand. Orders are generally placed by customers on an as-needed basis. A substantial portion of our products is sold on the basis of standard purchase orders that are cancellable prior to shipment without penalty. In certain circumstances, purchase orders are subject to change with respect to quantity of product or timing of delivery resulting from changes in customer requirements. Our business is characterized by seasonal and intraquarter variability in demand, as well as short lead times and product delivery schedules. Accordingly, backlog at any given time might not be a meaningful indicator of future revenue.

Manufacturing and Supply Chain

We have outsourced manufacturing operations to third parties located in Memphis, Tennessee; Olive Branch, Mississippi; Livingston, Scotland; Schiphol Airport, The Netherlands; Szekesfehervar, Hungary; Shanghai and Longhua, China; Taoyuan City, Taiwan; Singapore; and Guadalajara, Mexico. These operations include materials procurement, commodity management, component engineering, test engineering, manufacturing engineering, product assembly, product assurance, quality control, final test, and global logistics. We rely on a limited number of suppliers for materials, as well as several key subcontractors for the production of certain subassemblies and finished systems. We use multiple vendors and have our products manufactured in a number of locations wherever possible to mitigate our supply chain risk. Our strategy has been to develop close relationships with our suppliers, exchanging critical information and implementing joint quality programs. We also use contract manufacturers for the production of major subassemblies to improve our manufacturing continuity of business. This manufacturing strategy minimizes capital investments and overhead expenditures while creating flexibility for rapid expansion.

We were awarded ISO 9001 certification on May 29, 1997, and continue to be ISO 9001 certified. We were awarded ISO 14001 certification on December 8, 2004, and continue to be ISO 14001 certified.

Research and Development

We conduct research and development activities in various locations throughout the world. In fiscal 2012, 2011, and 2010, research and development expenses represented 13%, 13%, and 14% of our net revenues, respectively. These costs relate primarily to personnel and related costs incurred to conduct product development activities. Although we develop many of our products internally, we may acquire technology through business combinations or through licensing from third parties when appropriate. We believe that technical leadership is essential to our success, and we expect to continue to commit substantial resources to research and development.

Competition

We compete with many companies in the markets we serve, including companies that offer a broad spectrum of IT products and services (full-stack vendors) and others that offer a more limited set of storage and data management products or services. In the primary storage market, our system products and associated software portfolio mainly compete with storage system products and data management software from Dell, EMC, Hitachi Data Systems, HP, IBM, and Oracle Corporation. We compete against these same companies in the secondary storage market, which includes the disk-to-disk backup, archival and compliance, and business continuity segments. In markets such as cloud, big data, and converged infrastructure, our primary competitors include EMC, Hitachi Data Systems, HP, and IBM. In the healthcare, financial services, life sciences, and service provider markets, we compete primarily with EMC, Hitachi Data Systems, HP, and IBM. Some of our competitors in the primary and secondary storage markets also offer their systems to OEM customers. In addition, we compete in the OEM market against products from DotHill and Xyratex.

Most full-stack vendors that sell storage started as server companies. Their ability to monetize their storage investment is limited by their server market share because their primary sales strategy is to attach storage to their server sales. With such a cap on market opportunity, we expect that over time the server companies will have difficulty sustaining investment in storage and data management. However, most storage companies have multiple overlapping architectures. Many of our competitors have multiple products that serve similar needs, resulting in multiple code bases that have to replicate the same functionality, diluting product development and management, current product engineering, and support costs and slowing their ability to innovate.

We consider innovation and our technological partnerships to be our key differentiators. We are committed to being the best-in-class storage vendor and partnering with other industry leaders in delivering what we call the “innovation stack.” An innovation stack from best-in-class vendors gives customers the best applications and technologies available. To support our solutions for converged architectures, we offer a cooperative support model with our partners.

In the OEM market, we compete based on the total offering we provide our partners, which is focused on a commitment to their success. They choose us for our products, technology, training, and support through the sales and product lifecycles.

We believe the advantages of our products include functionality, scalability, performance, flexibility, quality, and operational efficiency. We believe our advantage also includes the nature of the relationships we form with our customers and partners worldwide. We strive to deliver an outstanding experience in every interaction we have with our customers and partners through our product, service, and support offerings, which enable us to provide our customers with a full range of expertise before, during, and after their purchase.

An increase in industry consolidation might result in stronger competitors that are better able to compete as sole-source vendors for customers. In addition, current and potential competitors have established or might establish cooperative relationships among themselves or with third parties, including some of our partners. It is possible that new competitors or alliances among competitors might emerge and rapidly acquire significant market share.

Risk Factors

An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-15, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

We are a Delaware corporation originally incorporated in 1992 as Network Appliance, Inc. On March 10, 2008, we changed our name to NetApp, Inc. Our executive offices are located at 495 East Java Drive, Sunnyvale, California 94089. Our telephone number is (408) 822-6000. Our website address is http://www.netapp.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

The Offering

A brief description of the material terms of the offering follows. For a more complete description of the notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	NetApp, Inc.

Securities Offered	$750,000,000 aggregate principal amount of our 2.00% Senior Notes due 2017 and $250,000,000 aggregate principal amount of our 3.25% Senior Notes due 2022.

Maturity	The 2017 notes will mature on December 15, 2017. The 2022 notes will mature on December 15, 2022.

Interest Rate	The 2017 notes will bear interest from December 12, 2012 at the rate of 2.00% per annum. The 2022 notes will bear interest from December 12, 2012 at the rate of 3.25% per annum.

Interest Payment Dates	June 15 and December 15 of each year, beginning June 15, 2013.

Ranking of Notes	The notes are unsecured and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness, including our 1.75% Convertible Senior Notes due June 2013, or the Convertible Notes. As of October 26, 2012, NetApp had $1,229.4 million principal balance of unsecured and unsubordinated indebtedness and $35.5 million of unamortized discount related to such indebtedness.

The notes will effectively rank junior to all secured indebtedness of NetApp to the extent of the value of the assets securing such indebtedness, and to all liabilities of NetApp’s subsidiaries. On an adjusted basis after giving effect to this offering of the notes, as of October 26, 2012, NetApp would have had $2,223.6 million of indebtedness, none of which was secured and none of which was subordinated, and $41.3 million of unamortized discount related to such indebtedness. As of October 26, 2012, our subsidiaries had $478.0 million of outstanding liabilities, including trade payables but excluding intercompany liabilities and deferred revenue.

Sinking Fund	None.

Optional Redemption	We may redeem the 2017 notes or the 2022 notes, in each case, in whole or in part, at any time at redemption prices determined as set forth under the heading “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to make an offer to purchase each of the 2017 notes and the 2022 notes, in each case, at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and our subsidiaries’ ability to:

•	create certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain Covenants” in the accompanying prospectus for a description of these covenants. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to material assets owned by us.

Form and Denominations	We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC.

You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated notes.

Further Issuances	We may create and issue further notes ranking equally with the notes (other than issue price and the payment of interest accruing prior to the issue date of such further notes or except, in some cases, for the first payment of interest following the issue date of such further notes). Such notes may be consolidated and form a single series with the notes.

Risk Factors	See “Risk Factors” beginning on page S-15 of this prospectus supplement and in the documents incorporated by reference herein for important information regarding us and an investment in the notes.

Use of Proceeds	We intend to use the net proceeds of this offering, after deducting underwriting discounts and offering expenses, for general corporate purposes, which may include repayment of certain indebtedness, capital expenditures, possible stock repurchases, working capital and potential acquisitions and strategic transactions. Although from time to time we evaluate potential strategic transactions and acquisitions of businesses, technologies or products, we currently do not have any agreements or understandings with respect to any such material strategic transactions or acquisitions.

Absence of Public Market for the Notes

The notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Governing Law	State of New York.

Trustee	U.S. Bank National Association.

Summary Consolidated Financial Data

The following table presents our summary consolidated financial data. The summary consolidated statement of operations data for the fiscal years ended April 27, 2012, April 29, 2011 and April 30, 2010 and the summary consolidated balance sheet data as of April 27, 2012 and April 29, 2011 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary consolidated statement of operations data for the years ended April 24, 2009 and April 25, 2008 and the summary consolidated balance sheet data as of April 30, 2010, April 24, 2009 and April 25, 2008 are derived from our audited consolidated financial statements, which are not incorporated by reference into this prospectus supplement. The summary consolidated statement of operations data for the six months ended October 26, 2012 and October 28, 2011 and the summary consolidated balance sheet data as of October 26, 2012 are derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the results of operations and financial positions for those periods.

Our results for the six months ended October 26, 2012 are not necessarily indicative of the results to be expected for the full fiscal year. Historical results are not necessarily indicative of the results to be expected in the future.

The summary consolidated financial data should be read together with our consolidated financial statements and the related notes to those financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in our Annual Report on Form 10-K for the fiscal year ended April 27, 2012 and our Quarterly Reports on Form 10-Q for the quarterly periods ended July 27, 2012 and October 26, 2012, which have been filed with the SEC and are incorporated by reference into this prospectus supplement.

	Six Months Ended		Fiscal Year Ended
	October 26, 2012	October 28, 2011	April 27, 2012	April 29, 2011	April 30, 2010	April 24, 2009	April 25, 2008
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net revenues(1)	$2,985.8	$2,965.2	$6,233.2	$5,122.6	$3,931.4	$3,406.4	$3,303.2
Total cost of revenues	1,221.8	1,155.3	2,519.8	1,793.9	1,412.2	1,416.5	1,289.8

Gross profit	1,764.0	1,809.9	3,713.4	3,328.7	2,519.2	1,989.9	2,013.4
Total operating expenses	1,548.5	1,441.3	2,966.9	2,504.4	2,030.8	1,942.7	1,699.8

Income from Operations	215.5	368.6	746.5	824.3	488.4	47.2	313.6

Net Income(1)	$173.4	$305.1	$605.4	$673.1	$400.4	$64.6	$309.7

Net income per share, basic	$0.48	$0.83	$1.66	$1.87	$1.18	$0.20	$0.88

Net income per share, diluted	$0.47	$0.78	$1.58	$1.71	$1.13	$0.19	$0.86

Shares used in basic net income per share calculation	364.1	365.9	363.9	360.9	339.6	330.3	351.7

Shares used in diluted net income per share calculation	369.7	390.8	384.3	393.7	353.2	334.6	361.1

(1)	In fiscal 2011, we adopted new accounting standards related to revenue recognition. Net revenues and net income were higher by $129.2 million and $53.0 million, respectively, as a result of the adoption of these new standards. Net revenues for fiscal 2009 were negatively affected by a GSA settlement of $128.7 million.

	As of October 26, 2012	As of April 27, 2012	As of April 29, 2011	As of April 30, 2010	As of April 24, 2009	As of April 25, 2008
	(in millions)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$5,571.0	$5,398.5	$5,174.7	$3,724.0	$2,604.3	$1,164.4
Working capital	$3,314.0	$3,306.7	$2,992.4	$2,626.1	$1,759.5	$653.3
Total assets	$9,533.9	$9,532.3	$8,498.8	$6,494.4	$5,384.4	$4,071.0
Short-term debt(2)	$1,229.4	$1,202.3	$1,150.4	—	—	—
Long-term debt and other	$216.3	$206.9	$192.9	$1,273.4	$1,219.3	$318.7
Stockholders’ equity(2)	$4,402.2	$4,293.6	$3,730.2	$2,530.5	$1,784.2	$1,700.3

(2)	Our common stock price exceeded the conversion threshold for the Convertible Notes for at least 20 trading days during the 30 consecutive trading days ended March 31, 2012 and 2011. Accordingly, as of April 27, 2012 and April 29, 2011, the Convertible Notes were convertible at the option of the holder and, therefore, the carrying value of the Convertible Notes was classified as short-term debt. Since the Convertible Notes were convertible at the option of the holder and the principal amount would have been required to be paid in cash, the difference between the principal amount and the carrying value of the Convertible Notes was reflected as convertible debt in mezzanine on our consolidated balance sheets as of April 27, 2012 and April 29, 2011.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with our consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended April 27, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 26, 2012, which are incorporated by reference in this prospectus supplement.

	Six Months Ended	Fiscal Year Ended
	October 26, 2012	April 27, 2012	April 29, 2011	April 30, 2010	April 24, 2009	April 25, 2008
Ratio of earnings to fixed charges(1)	5.0x	7.8x	9.0x	5.8x	1.1x	17.7x

(1)	For purposes of computing the ratio of earnings to fixed charges, total earnings before fixed charges consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of rent expense that we believe to be representative of interest.

RISK FACTORS

In considering whether to purchase the notes, you should carefully consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risk factors described below and incorporated by reference.

Risks Related to Our Business

We hereby incorporate by reference risk factors in Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended October 26, 2012.

Risks Related to the Notes

There is no prior market for the notes. If one develops, it may not be liquid.

We do not intend to list the notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. We cannot assure you that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes following the offering. However, the underwriters have no obligation to make a market in the notes and they may cease market making activities at any time without notice. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

Ratings of the notes may change after issuance and affect the market price and marketability of the notes.

In connection with this offering, we expect to receive credit ratings for the notes by the major credit rating agencies and we expect that these agencies will routinely evaluate our credit rating in the future. These ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

We may be unable to generate the cash flow to service our debt obligations, including the notes.

We may not be able to generate sufficient cash flow to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Based upon current levels of operations, we believe cash flow from operations and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal and interest on our indebtedness, including the notes. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.

We are permitted to incur more debt, which may intensify the risks associated with our current leverage, including the risk that we will be unable to service our debt.

The indenture governing the notes does not limit the amount of additional debt that we may incur. In addition, we issued $1.265 billion in principal of our Convertible Notes in June 2008 and have various synthetic lease arrangements related to some of our facilities in Sunnyvale, California. If we incur additional debt, however, the risks associated with our leverage, including the risk that we will be unable to service our debt, will increase.

Our financial condition and results of operations could be adversely affected if we do not effectively manage our indebtedness.

We currently have outstanding $1.265 billion in aggregate principal amount of Convertible Notes, which pay cash interest at a rate of 1.75% per annum. Our long-term debt will increase by the principal amount of the notes sold in this offering, and these notes are expected to bear interest at rates higher than those in effect for the Convertible Notes. Consequently, the amount of our cash interest payments in future periods will increase as a result of this offering. From time to time in the future, we may also incur additional indebtedness. Our maintenance of substantial levels of debt could adversely affect our flexibility to take advantage of certain corporate opportunities and could adversely affect our financial condition and results of operations. In addition, the instruments governing the notes sold in this offering contain certain covenants applicable to us and our subsidiaries that may adversely affect our ability to incur certain liens or engage in certain types of sale and leaseback transactions. We cannot assure you that the indebtedness represented by the notes, in addition to our other indebtedness, will not adversely affect our operating results or financial condition.

Because the notes are not secured and are effectively subordinated to the rights of secured creditors, the notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are unsecured obligations, ranking equally with other senior unsecured indebtedness, including the Convertible Notes. Although we do not currently have any secured indebtedness, the indenture governing the notes permits us to incur secured debt under specified circumstances. If we incur secured debt, our assets will be subject to prior claims by our secured creditors. In the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of NetApp, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in any remaining assets ratably with all of the unsecured and unsubordinated creditors, including trade creditors. The holders of any additional obligations that rank equally with the notes, including trade payables, will be entitled to share ratably with the holders of the notes and the Convertible Notes in any proceeds distributed upon our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The notes are structurally subordinated to the indebtedness of our subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

The notes contain restrictive covenants that may adversely affect our ability to operate our business.

The indenture that will govern the notes contains various covenants that limit our ability and the ability of our subsidiaries to, among other things:

•	incur liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

As a result of these covenants and covenants contained in our synthetic leases, we will be limited in the manner in which we can conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our ability to successfully operate our business. A failure to comply with these restrictions could lead to an event of default, which could result in an acceleration of our indebtedness. In the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the notes. See “Description of Notes—Certain Covenants.”

The negative covenants in the indenture that governs the notes may have a limited effect.

The indenture governing the notes contains covenants limiting our ability and certain of our subsidiaries’ ability to create certain liens, enter into certain sale and leaseback transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person. The limitation on liens and limitation on sale and leaseback covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See “Description of Debt Securities—Certain Terms of the Debt Securities—Certain Covenants” in the accompanying prospectus. In light of these exceptions, holders of the notes may be structurally or contractually subordinated to new lenders.

We may not be able to repurchase all of the notes upon a change of control repurchase event.

As described under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to offer to repurchase the notes upon the occurrence of a change of control repurchase event. We may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

The provisions in the indenture that governs the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the indenture to trigger these provisions, notably, that the transactions are accompanied or followed within 60 days by a downgrade in the rating of the notes, following which the notes are no longer rated “investment grade”. Except as described under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.

You may not be able to determine when a change of control repurchase event has occurred.

The definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received by you upon such redemption in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $986.0 million from the offering, after deducting the underwriters’ discount and commissions and estimated offering expenses. We intend to use such net proceeds for general corporate purposes, which may include repayment of certain indebtedness, capital expenditures, possible stock repurchases, working capital and potential acquisitions and strategic transactions. Although from time to time we evaluate potential strategic transactions and acquisitions of businesses, technologies or products, we currently do not have any agreements or understandings with respect to any such material strategic transactions or acquisitions.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash, cash equivalents and short-term investments, short-term debt and capitalization as of October 26, 2012:

•	on an actual basis; and

•	on an as adjusted basis, after giving effect to this offering.

You should read the table in conjunction with our financial statements and the notes to those financial statements that are incorporated by reference into this prospectus supplement.

	As of October 26, 2012
	Actual	As Adjusted
	(in millions, except share data)
Cash, cash equivalents and short-term investments	$5,571.0	$6,558.0

Short-term debt:
1.75% convertible senior notes due 2013[1]	1,229.4	1,229.4
Current portion of long-term financing arrangements	7.1	7.1

Total short-term debt	1,236.5	1,236.5

Long-term debt:
2.00% Senior notes due 2017 offered hereby[2]	—	746.2
3.25% Senior notes due 2022 offered hereby[3]	—	248.0
Other long-term financing arrangements	10.2	10.2

Total long-term debt	10.2	1,004.4

Stockholders’ equity:
Common stock, $0.001 par value	0.5	0.5
Additional paid-in capital	4,585.9	4,585.9
Treasury stock at cost	(2,927.4)	(2,927.4)
Retained earnings	2,735.0	2,735.0
Accumulated other comprehensive income	8.2	8.2

Total stockholders’ equity	4,402.2	4,402.2

Total capitalization	$5,648.9	$6,643.1

[1]	Represents $1,264.9 of principal balance, net of unamortized discount of $35.5.
[2]	Represents $750.0 of principal, net of discount of $3.8.
[3]	Represents $250.0 of principal, net of discount of $2.0.

DESCRIPTION OF NOTES

We are offering $750,000,000 aggregate principal amount of 2.00% Senior Notes due 2017 (the “2017 notes”) and $250,000,000 aggregate principal amount of 3.25% Senior Notes due 2022 (the “2022 notes” and together with the 2017 notes, the “notes”). The 2017 notes and the 2022 notes will be issued as separate series of debt securities under an indenture to be dated as of December 12, 2012, between us and U.S. Bank National Association, as trustee. That indenture will be supplemented by a supplemental indenture to be entered into concurrently with the delivery of the notes (as so supplemented, the “indenture”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. You may request a copy of the indenture from us as set forth in “Incorporation by Reference”. We urge you to read the indenture (including the form of note contained therein) because it, and not this description, defines your rights as a holder of the notes. For purposes of this description, references to the “Company”, “we”, “our” and “us” refer only to NetApp, Inc. and not to its subsidiaries.

General

The notes will have the following basic terms:

•

The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt obligations, including our Convertible Notes. As of October 26, 2012, we had $1,229.4 million principal balance outstanding and $35.5 million of unamortized discount related to such indebtedness.

•

The notes will effectively rank junior to all liabilities of our subsidiaries. As of October 26, 2012, our subsidiaries had approximately $478.0 million of outstanding liabilities, including trade payables but excluding intercompany liabilities and deferred revenue.

•

The 2017 notes initially will be limited to $750,000,000 aggregate principal amount and the 2022 notes initially will be limited to $250,000,000 aggregate principal amount (subject, in each case, to our rights to issue additional notes as described under “—Further Issuances” below).

•	The 2017 notes will accrue interest at a rate of 2.00% per year and the 2022 notes will accrue interest at a rate of 3.25% per year.

•	The 2017 notes will mature on December 15, 2017 and the 2022 notes will mature on December 15, 2022, in each case unless redeemed or repurchased prior to that date.

•

Interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013.

•	We may redeem the 2017 notes or the 2022 notes, in each case, in whole or in part, at any time at our option at the prices described under “—Optional Redemption” below.

•

We may be required to repurchase the 2017 notes and the 2022 notes, in each case, in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below.

•	The notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•

The notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Book-entry; Delivery and Form; Global Notes” below).

•	The notes will be exchangeable and transferable at an office or agency maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on the notes will be paid to the person in whose name that note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” when used with respect to any note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by us) are authorized or obligated by law or executive order to close.

The notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency we maintain for such purpose (which initially will be the corporate trust office of the trustee located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption during a period of 15 days before the electronic delivery or mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such notes will thereafter look solely to us for payment.

Ranking

The notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, including our Convertible Notes. However, the notes are structurally subordinated to the indebtedness of our subsidiaries and will be effectively subordinated to any future secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holder of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

As of October 26, 2012, we had approximately $1,229.4 million of unsecured and unsubordinated indebtedness and $35.5 million of unamortized discount related to such indebtedness. On an adjusted basis after giving effect to this offering of the notes, as of October 26, 2012, we would have had approximately $2,223.6 million of indebtedness, none of which was secured and none of which was subordinated, and $41.3 million of unamortized discount related to such indebtedness.

As of October 26, 2012, our subsidiaries had $478.0 million of outstanding indebtedness, including trade payables but excluding intercompany liabilities and deferred revenue.

Optional Redemption

We may redeem either series of notes at our option, either in whole or in part, at any time prior to the maturity date in the case of the 2017 notes and prior to September 15, 2022 (3 months prior to the maturity date of the 2022 notes) in the case of the 2022 notes, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

•	100% of the aggregate principal amount of the notes to be redeemed; and

•	the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points in the case of the 2017 notes and 30 basis points in the case of the 2022 notes.

At any time on or after September 15, 2022 (3 months prior to the maturity date of the 2022 notes), we may redeem the 2022 notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2022 notes, plus accrued and unpaid interest thereon to the date of redemption.

The following terms are relevant to the determination of the redemption price.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means the Reference Treasury Dealer we appoint as Independent Investment Banker (initially, J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and two other primary treasury dealers selected by us, and each of their respective successors and any other primary treasury dealers selected by us, provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Notice of any redemption will be electronically delivered or mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. In the event that we choose to redeem less than all of the notes of a series, selection of the notes for redemption will be made by the trustee on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Certain Covenants

The covenants described in the accompanying prospectus under the headings “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Certain Covenants—Limitations on Liens,” “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Certain Covenants—Limitations on Sale and Leaseback Transactions” and “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Certain Covenants—Consolidation, Merger and Sale of Assets” will be applicable to the notes.

Purchase of Notes upon a Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we have exercised our right to redeem the notes as described above under “—Optional Redemption,” or we have defeased the notes as described in the accompanying prospectus under “Description of Debt Securities—Defeasance” or we have satisfied and discharged the notes as described in the accompanying prospectus under “Description of Debt Securities—Satisfaction and Discharge” we will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase.

Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will electronically deliver or mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2)	deposit with the paying agent an amount equal to the change of control payment in respect of all the notes or portions of the notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased, that the conditions for making an offer to repurchase in connection with a change in control repurchase event have been complied with, and that the offer to repurchase has been made in compliance with the indenture.

The paying agent will promptly deliver to each holder of notes properly tendered the payment for the notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

We will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

If holders of not less than 95% in aggregate principal amount of the applicable series of outstanding notes validly tender and do not withdraw such notes in an offer to repurchase the notes upon a change of control repurchase event and we, or any third party making an offer to repurchase the notes upon a change of control repurchase event in lieu of us, as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all notes of that series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between us and the underwriters. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

The phrase “all or substantially all,” as used with respect to our assets and subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our assets and the assets of our subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear. In addition, it should be noted that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to clause (4) of the definition of “change of control,” if the outgoing directors were to approve the new directors (without endorsing them or while simultaneously recommending and endorsing its own slate) for the purpose of such change of control clause.

We may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if we have sufficient funds, our ability to repurchase the notes may be limited by law or under the terms of our future debt instruments. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase all of the notes upon a change of control repurchase event.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one or more of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; (4) the first day on which a majority of the members of our board of directors cease to be continuing directors; or (5) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the outstanding voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (a) we become a direct or indirect wholly-owned subsidiary of another person and (b) immediately following that transaction, a majority of the voting stock of such person is held by the direct or indirect holders of our voting stock immediately prior to such transaction and in substantially the same proportion as immediately prior to such transaction.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“continuing directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to our board of directors with the approval (either by specific vote or by approval by our board of directors in our proxy statement in which such member was named as a nominee for election as a director without objection by our board of directors to such nomination) of a majority of the continuing directors who were members of our board of directors at the time of such nomination, election or appointment.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB-or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB – to B+, will constitute a decrease of one gradation).

“ratings event” means the occurrence of the events described in (a), (b) or (c) below during the period commencing on the date of our first public announcement of any change of control (or pending change of control) (the “rating date”) and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the notes are rated by both rating agencies on the rating date as investment grade, the rating of such notes shall be reduced so that such notes are rated below investment grade by both rating agencies, (b) in the event the notes (1) are rated investment grade by one rating agency and below investment grade by the other rating agency on the rating date, the rating of such notes by such rating agency rating such notes as investment grade shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that such notes are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of such notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) or (c) fewer than two rating agencies provide a rating for the notes.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that, if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes and will vote together as one class on all matters with respect to the notes.

Events of Default

Each of the following is an “event of default” under the indenture for the notes:

•	A default in the payment of the principal or any premium on notes when due (whether at maturity, upon acceleration, redemption or otherwise).

•	A default for 30 days in the payment of interest on notes when due.

•

A failure by us to observe or perform any other term of the indenture (other than those referred to in the two bullets above) for a period of 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the notes of the affected series.

•	Certain events in bankruptcy, insolvency or reorganization with respect to us.

•

A failure by us to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “Purchase of Notes upon a Change of Control Repurchase Event.”

•

(a) a failure to make any payment at maturity, including any applicable grace period, of any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) in an amount in excess of $100 million and continuance of this failure to pay or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured.

Same-day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-entry; Delivery and Form; Global Notes

General

The notes will be issued in registered, global form, in minimum denominations of $2,000 with integral multiples of $1,000 thereof. Initially, the notes will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.

The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC’s partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, as described below under “—Depositary Procedures.”

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), which may change from time to time. DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We do not take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and to facilitate the clearance and settlement of transactions in those securities among DTC’s participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to the procedures established by DTC:

•	upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and

•

ownership of such interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in the global notes, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes.

Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the global notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act; or

•	we notify the trustee in writing that we have elected to cause the issuance of certificated notes under the indenture.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and Paying Agents

Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The trustee’s current address is U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to address all categories of investors, some of which may be subject to special rules (such as partnerships or other pass-through entities (or investors in such entities), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, former citizens or residents of the United States, persons holding notes as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not describe the effects of the Medicare contribution tax laws, any U.S. federal tax laws other than income tax laws such as estate and gift tax laws, or the effects of any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER U.S. FEDERAL TAX LAWS, NON-U.S., STATE AND LOCAL TAX LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of the notes that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of the notes (other than a partnership or an entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. If a partnership (including any entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

U.S. Holders

Taxation of Interest

A U.S. holder will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with such holder’s regular method of tax accounting.

If the principal amount of the notes exceeds their issue price by a statutory de minimis amount or more, the notes will have original issue discount (“OID”) for U.S. federal income tax purposes equal to such excess. A U.S. holder will be required to include the OID in gross income (as ordinary income) periodically over the term of the notes on a constant yield to maturity basis, before receipt of any cash attributable to such income, and regardless of the U.S. holder’s regular method of tax accounting. We believe, and the remainder of this discussion assumes, that the notes will not be issued with OID for U.S. federal income tax purposes.

Additional Payments

We may be required to make payments to holders of the notes in addition to principal and stated interest. We believe there is only a remote possibility that we would be required to make any of these additional payments and/or that any of such additional payments, if made, would be an incidental amount. Therefore, we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments. Our determination in this regard, while not binding on the IRS, is binding on holders unless they disclose their contrary position. If the IRS successfully asserted that the notes are subject to rules governing certain contingent payment debt instruments, the timing, amount and character of income with respect to a note realized by a holder could be materially and adversely different from those described below. The discussion herein generally assumes that the notes are not treated as contingent payment debt instruments.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption, retirement or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest, which will be taxed as described below) and the holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a disposition of the note will be long-term capital gain or loss if the holder has held the note for more than one year, or short-term capital gain or loss if the holder has held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 15% federal rate (effective for tax years through 2012, after which the maximum rate is scheduled to increase to 20%). Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitation.

Non-U.S. Holders

Taxation of Interest

Subject to the discussion below under “—Income or gains effectively connected with a U.S. trade or business,” payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payor. Payments of interest on the notes to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below. The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10 percent of the total combined voting power of all classes of our stock entitled to vote; or

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through sufficient stock ownership.

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.

The portfolio interest exemption and the exemption from backup withholding described below generally apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of notes (other than with respect to payments attributable to accrued but unpaid interest, which will be taxed as described under “—Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case it would be subject to tax as described below under “—Income or Gains Effectively Connected with a U.S. Trade or Business;” or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of the disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of notes by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes or gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate. Payments of interest that are effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base) generally will not be subject to the 30% withholding tax, provided that the holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI, or any successor from as the IRS designates, as applicable, prior to the payment.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest and proceeds from a sale or other disposition paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a correct taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28% (effective for tax years through 2012, after which the maximum rate is scheduled to increase to 31%).

Payments to U.S. holders (other than exempt recipients, such as corporations) of interest or upon a sale or other disposition of notes generally will be subject to information reporting. Such payments generally also will be subject to backup withholding, unless the holder provides the payor with a correct taxpayer identification number and complies with applicable certification requirements.

We must report annually to the IRS the interest paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “Non-U.S. Holders—Taxation of Interest” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN or appropriate substitute form. Payments made to non-U.S. holders by a broker upon a sale or disposition (including a retirement or redemption) of the notes will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes under the backup withholding rules generally can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation incorporating provisions referred to as the Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, which, absent any applicable exception, would impose a withholding tax of 30% on interest income on a note and the gross proceeds of a disposition of a note paid to a foreign financial institution or other foreign financial entity (whether as beneficial owner or intermediary). Under FATCA as initially enacted, if notes are issued on or before March 18, 2012, FATCA generally will not apply to such notes. Recently issued proposed Treasury Regulations extended the grandfathering date and provide that FATCA generally will not apply to notes that are outstanding on January 1, 2013. However, taxpayers generally are not entitled to rely on the proposed regulations until they are finalized. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite their names below:

Underwriters	Principal amount of 2017 notes	Principal amount of 2022 notes
Morgan Stanley & Co. LLC	$337,500,000	$112,500,000
J.P. Morgan Securities LLC	$322,500,000	$107,500,000
Citigroup Global Markets Inc.	$22,500,000	$7,500,000
Goldman Sachs & Co.	$22,500,000	$7,500,000
Merrill Lynch, Pierce Fenner & Smith Incorporated	$22,500,000	$7,500,000
Wells Fargo Securities, LLC	$22,500,000	$7,500,000

Total	$750,000,000	$250,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.350% of the principal amount of the 2017 notes and 0.400% of the principal amount of the 2022 notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed 0.175% of the principal amount of the 2017 notes and 0.250% of the 2022 notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid by Us
Per 2017 note	0.600%
2017 notes total	$4,500,000
Per 2022 note	0.650%
2022 notes total	$1,625,000

Total	$6,125,000

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $2.0 million. The underwriters have agreed to reimburse us for certain expenses related to this offering.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Prior to the offering, there have been no active markets for the notes. The underwriters have advised us that certain of the underwriters presently intend to make markets in the notes as permitted by applicable laws and regulations. Such underwriters are not obligated, however, to make the markets in the notes and any such market making may be discontinued at any time at the discretion of such underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

We expect that delivery of the notes will be made to investors on or about the date set forth on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the following business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or on the following business day should consult their advisors.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or investment banking transactions with us and our affiliates. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC have provided, and continue to provide, various investment banking services for NetApp and our respective subsidiaries and other affiliates, for which they received or will receive customary fees and expenses. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. For instance, certain of the underwriters or their affiliates hold positions in our Convertible Notes. In addition, from time to time in the ordinary course of business, certain of the underwriters and their affiliates are and have been customers of us and our affiliates.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of the notes offered hereby may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of the notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the

Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to the notes offered hereby in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes offered hereby in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for NetApp by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. The underwriters are being represented by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The financial statements as of April 27, 2012 and April 29, 2011, and for each of the three years in the period ended April 27, 2012, included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement, and the effectiveness of NetApp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement, which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph relating to the change in the Company’s method for recognizing revenue for multiple element arrangements and the retrospective adoption of new accounting guidance related to the presentation of comprehensive income and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedules have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website that contains reports, proxy and information statements and other information that issuers, including NetApp, file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov. We also make available free of charge on or through our own website at www.netapp.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it or any information accessible through it incorporated by reference into this prospectus supplement or the accompanying prospectus.

We “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we are disclosing important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus except for any information that is superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the following documents that we previously filed with the SEC (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K):

•

Annual Report on Form 10-K for the fiscal year ended April 27, 2012, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2012 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended July 27, 2012 and October 26, 2012; and

•

Current Reports on Form 8-K filed on May 1, 2012, June 1, 2012, July 19, 2012, September 6, 2012, November 14, 2012 (to the extent information is disclosed pursuant to Item 7.01 therein) and December 5, 2012.

We also incorporate by reference any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K) after the date of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement. The information incorporated by reference, as updated, is an important part of this prospectus supplement. Information which is deemed to be furnished to, rather than filed with, the SEC shall not be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement or the accompanying prospectus, except as modified or superseded.

Paper copies of the filings referred to above (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested) may be obtained free of charge by writing to us or calling us, care of our Investor Relations Department at our principal executive office located at 495 East Java Drive, Sunnyvale, California 94089, Telephone: (408) 822-6000.

Prospectus

NetApp, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol NTAP.

The last reported sale price of our Common Stock on the NASDAQ Global Select Market on November 29, 2012 was $31.88 per share.

Investing in these securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2012

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 2 of this prospectus.

We have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “NetApp”, “we”, “our” and “us” refer, collectively, to NetApp, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.netapp.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the securities under the registration statement is terminated or completed:

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Annual Report on Form 10-K for the fiscal year ended April 27, 2012, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2012 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended July 27, 2012 and October 26, 2012;

•	Current Reports on Form 8-K filed on May 1, 2012, June 1, 2012, July 19, 2012, September 6, 2012 and November 14, 2012 (to the extent information is disclosed pursuant to Item 7.01 therein); and

•	The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

NetApp, Inc.

495 East Java Drive,

Sunnyvale, California 94089

Attn: Investor Relations

(408) 822-6000

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free-writing prospectus and the documents we incorporate by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and are subject to the safe harbor provisions set forth in the Exchange Act. Forward-looking statements usually contain the words “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar expressions and variations or negatives of these words. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. All forward-looking statements, including but not limited to, statements about:

•	our future financial and operating results;

•	our business strategies;

•	management’s plans, beliefs and objectives for future operations, research and development;

•	economic and industry trends or trend analysis;

•	product introductions, development, enhancements and acceptance;

•	acquisitions and joint ventures, growth opportunities, investments and legal proceedings;

•	competitive positions;

•	future cash flows and cash deployment strategies;

•	short-term and long-term cash requirements, including anticipated capital expenditures;

•	our anticipated tax rate;

•	the dilutive effect of our 1.75% Convertible Senior Notes due June 2013, or the Convertible Notes, and associated warrants on our earnings per share;

•	the conversion, maturation or repurchase of the Convertible Notes;

•	compliance with laws, regulations and debt covenants; and

•	the continuation of our stock repurchase program

are inherently uncertain as they are based on management’s current expectations and assumptions concerning future events, and are subject to numerous known and unknown risks and uncertainties. Therefore, our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to:

•	acceptance of, and demand for, our products, including our recent product introductions;

•	our ability to increase our customer base, market share and revenue;

•

general economic and market conditions, the global macroeconomic environment, particularly in the Eurozone, and the continuing deliberations regarding future tax and fiscal policy in the United States;

•	the amount of orders received in future periods;

•	our ability to ship our products in a timely manner;

•	our ability to achieve anticipated pricing, cost, and gross margins levels;

•	our ability to successfully manage our backlog and increase revenue;

•	our ability to successfully execute on our strategies;

•	our ability to effectively integrate acquired products and technologies;

•	our ability to successfully introduce new products and forecast demand for those products;

•	our ability to maintain the quality of our hardware, software and services offerings;

•	our ability to adapt to changes in market demand;

•	demand for our services and support and the growth of the storage markets generally;

•	our ability to identify and respond to significant market trends and emerging standards;

•	the impact of industry consolidation;

•	our ability to successfully manage our investment in people, process, and systems;

•	our ability to maintain our partner, supplier and contract manufacturer relationships;

•	the ability of our suppliers and contract manufacturers to meet our requirements;

•	the ability of our competitors to introduce new products that compete successfully with our products;

•	our ability to grow direct and indirect sales and to efficiently utilize global service and support;

•	variability in our gross margins;

•	our ability to sustain and/or improve our cash and overall financial position;

•	our cash requirements and terms and availability of financing;

•	valuation and liquidity of our investment portfolio;

•	our ability to finance business acquisitions, construction projects and capital expenditures through cash from operations and/or financing;

•	our ability to finance the exercise of our options to buy out our synthetic leases when their terms expire;

•	the results of our ongoing litigation, tax audits, government audits, inquiries and investigations; and

•	those factors discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 26, 2012.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the foregoing factors as well as other important factors.

OUR BUSINESS

We are a leading provider of innovative storage systems and data management solutions that form the foundation for efficient and flexible IT infrastructures. Our storage systems help customers streamline operations and lower the cost associated with storing and managing their data. Our unified fabric-attached storage (FAS) platform offers the optimal storage platform for business applications, shared infrastructures, and cloud environments. Our E-Series systems, acquired from LSI Corporation, provide the cost-effective, high-performance storage building blocks for value-added customization and big data workloads. We are a leading original equipment manufacturer (OEM) storage provider with a 15-year track record of enabling OEMs to offer market-leading IT and storage solutions that serve specific markets and customer requirements.

We were incorporated in 1992 and shipped the world’s first networked storage appliance one year later. Since then, we have brought to market many innovations in storage and data management. Our evolution can be attributed to our history of identifying and creating new markets and innovating around market transitions. These markets include:

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Shared infrastructures. A market shift from traditional dedicated storage to shared storage in virtualized IT infrastructures is well under way. Virtualization allows organizations to separate applications and data from dedicated hardware so that the server, storage, and networking infrastructure can be shared and used more efficiently. Our unified FAS architecture is well suited for virtualized environments because it provides integrated data protection along with increased efficiency and flexibility.

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Cloud. Cloud-based infrastructure has become a business priority. Clouds built on a NetApp® foundation have lower costs and provide operational efficiencies that allow IT to respond more rapidly. Our goal is to help organizations benefit from the efficiency and flexibility our products provide, whether they choose to deploy an on-premises (private) cloud solution or outsource to an external (public) cloud service provider. In order to meet customers’ needs for external cloud services, we have developed a global network of cloud service provider partners. Our solutions for service providers accelerate the development and delivery of cloud services such as Microsoft® Exchange as a Service, Microsoft® SharePoint as a Service, IT Infrastructure as a Service, Desktop as a Service, Storage as a Service, and Data Protection as a Service.

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Business applications. Our products and services are designed to meet the expansive requirements and demanding service levels of large enterprises and their mission-critical business applications. In addition, we bring our affordable, enterprise-proven technology to midsize enterprise businesses. We also design our products to satisfy the demands of high-performance computing and technical data center applications. To better meet the needs of our customers, we develop integrated solutions that optimize the performance of customers’ applications and their infrastructure in partnership with key industry leaders such as Cisco Systems, IBM, Microsoft, Oracle, SAP, and VMware. We partner with industry leaders to create best-in-class solutions and to deliver and support them worldwide. We provide expert services and global support to maximize the value customers derive from our products and to maintain their systems.

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Big data. We are now entering an era of big scale, in which the amount of data processed and stored by enterprises is stressing traditional storage architectures. Customers require storage products and solutions that are optimized for these workloads such as:

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Analytics. This solution area focuses on providing efficient analytics for extremely large datasets and turning data into high-quality information to facilitate deeper insights about the business for better and quicker decision making.

•	Bandwidth. This solution area focuses on obtaining better performance for high-performance workloads.

•	Content. This solution area focuses on satisfying the need to store, find, and access almost unlimited amounts of data for an indefinite amount of time.

NetApp Product Overview

We offer two storage platforms, each engineered to serve different goals. Our unified FAS storage systems offer integrated protection and data management and built-in efficiency for virtualized, shared infrastructures and business applications. Our E-Series systems offer high-performance, reliable, scalable, and space-efficient storage—the optimal platform for big data workloads and value-added customization.

Both platforms reflect our commitment to the principles of simplicity, innovation, and a dedication to customer and partner success. Both platforms have a proven track record of reliability and performance, are highly cost efficient and provide flexibility for diverse workloads.

We believe that by providing greater efficiency and flexibility, our solutions help improve business productivity, performance, and profitability, while providing investment protection and enhanced asset utilization. Our enterprise-class storage solutions are complemented by our services expertise to maximize the business benefits that customers gain from deploying our storage products.

FAS Storage Platform

We offer highly available, scalable, and cost-effective storage solutions that incorporate our unified FAS platform and the feature-rich functionality of our Data ONTAP® data and storage resource management software.

Data ONTAP Software

Our FAS and V-Series storage solutions are based on Data ONTAP, a highly scalable and flexible operating system (OS) that concurrently supports any mix of storage area network (SAN) and network-attached storage (NAS) environments. Our unified storage software platform is compatible with UNIX®, Linux®, Windows®, and Web environments. It enables scalable storage that is always on and that provides superior operational efficiency to help manage data, application, and infrastructure growth.

The Data ONTAP OS provides the foundation to build a shared storage infrastructure and an enterprise-wide data fabric for the full breadth of business applications and data storage and protection requirements. Data ONTAP features scalability, secure multi-tenancy, and unification across protocols and disks. Data ONTAP also unifies storage efficiency, data management, and data protection. We believe customers can benefit from these capabilities as they increasingly virtualize their application environments. Our deduplication for primary and secondary storage, thin provisioning, and highly efficient hardware help maximize utilization while reducing data center footprint and lowering storage-related power and cooling consumption. A few of the technology features we offer with Data ONTAP include:

•	FlexShare® technology, which directs how storage system resources are used to deliver an appropriate level of service for each application;

•	FlexCache® technology, which allows performance acceleration through the creation of read-only cached volumes on multiple storage controllers;

•	MultiStore® software, which allows partitioning of individual physical storage systems into multiple secure and separate logical partitions; and

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RAID-DP®, a standard Data ONTAP feature that safeguards data from double disk failure. Integrated with our WAFL® (Write Anywhere File Layout) file system, RAID-DP gives customers data protection plus high performance.

Storage Efficiency

Our portfolio of efficiency technologies helps our customers reduce their storage spending and get more from the storage assets they already own. Some of the efficiency technologies we offer include:

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FlexVol® technology, which provides for thin provisioning through virtual volumes, enabling storage architectures to be more efficient and achieve higher utilization using flexible volumes that do not require repartitioning of physical storage space;

•	FlexClone® technology, which enables true data cloning using logical copies that do not require additional physical storage space and allows for instant replication of data volumes and datasets; and

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Deduplication technology, which provides the ability to eliminate duplicate data within primary and secondary disk storage environments, resulting in greater efficiency and higher utilization of storage capacity.

Storage Management and Application Integration Software

NetApp OnCommand™ management software improves storage and service efficiency through functions that help customers control, automate, and analyze their shared storage infrastructures. Our management software family of products provides a broad range of storage and data management tools to simplify IT administration and enhance flexibility and productivity. We deliver differentiated products that support industry open standards and interfaces to deliver this value to customers. We tightly integrate our software with database and business application software from partners such as Microsoft, Oracle, SAP, and VMware in order to optimize the performance of those applications on our storage systems.

Through data center automation tools, we give customers the ability to monitor service levels, manage performance, and support change management in complex enterprise SAN and NAS environments. We help customers optimize shared infrastructures by supporting individual application performance, service level, and security needs even while the storage is shared across multiple applications.

FAS Unified Storage Systems Family

Our family of modular, scalable, highly available, unified storage systems streamlines, simplifies, and consolidates the storage layer. The FAS6200, FAS3200, and FAS2000 series of fabric-attached storage systems are designed to consolidate all types of storage workloads, including primary and secondary data, as well as structured and unstructured data, across all key OS platforms and network infrastructures. Also, we unify storage access for all standard network protocols based on host bus adapter (HBA) technology and standard Internet Protocol (IP) networks. All our FAS systems are interoperable and provide common software services. We provide a data-in-place upgrade path that spans from entry-level platforms for smaller organizations all the way to high-end data center environments. Our FAS unified architecture supports both scale-up and scale-out growth strategies running the highly efficient Data ONTAP operating system.

Virtual Storage Tier

Customers can increase the performance of our storage controller using our virtual storage tiering, which is available with our Flash Cache modular cache expansion. Virtual storage tiering lowers response times and increases input/output (I/O) operations of disk drives without storing additional data on them. Using dynamic storage tiering also improves application performance for production workloads residing on any type of disk drive. Deduplication capabilities reduce the I/O load on storage controllers to provide extreme scaling, especially useful with virtual and cloud-based working sets.

V-Series Family

Our V-Series family is a network-based virtualization solution that consolidates storage from different suppliers behind our data management interface, providing SAN and NAS access to the data stored in heterogeneous storage arrays. With the V-Series solution, customers are able to:

•	Transform existing heterogeneous, multivendor storage systems into a single storage pool;

•	Simplify storage provisioning and management with Data ONTAP thin provisioning; and

•	Dramatically lower backup time, space, and cost with Data ONTAP Snapshot™ copies.

The V-Series family is compatible with the FAS family of storage systems.

Data Protection Software Products

The NetApp Integrated Data Protection portfolio offers a broad range of branded and partner-integrated solutions designed to increase the speed, simplicity, and efficiency of data protection operations in any environment from physical to shared IT to cloud. This portfolio includes:

•	Snapshot technology, which enables near-instantaneous, space-efficient online backups of large datasets without affecting system performance;

•	SnapRestore® technology, which uses stored Snapshot backups to recover entire file systems or data volumes in seconds, regardless of capacity or number of files;

•	SnapVault® and Open Systems SnapVault technologies, which provide network- and storage-optimized data movement for disk-to-disk backup;

•	MetroCluster™, which uniquely combines array-based clustering with synchronous mirroring to deliver continuous availability and zero data loss;

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SnapMirror® data replication solution, which provides disaster recovery protection for business-critical data matched to the recovery point objectives and recovery time objectives of customer environments;

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NetApp SnapProtect®, which manages NetApp Snapshot copies, replication, and tape from a single console to enable high-speed, modern backup solutions that solve longstanding data protection challenges; and

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NetApp integrated backup solutions, which bring the speed and efficiency of NetApp Snapshot and replication to customers using our alliance partners’ backup solutions. Symantec™ NetBackup™, CommVault Simpana, and Syncsort data protection software can manage our data protection stack to accelerate operations without complicating management.

Data Retention and Archive Products

To meet growing regulatory compliance demands faced by most enterprises, we offer a broad suite of products to help enable data permanence, accessibility, and privacy to satisfy a variety of different regulations such as the Sarbanes-Oxley Act, FDA Title 21 CFR Part 11, SEC Rule 17a-4, and the Health Insurance Portability and Accountability Act (HIPAA). Cost-effective, resilient, and reliable storage architectures can be created utilizing NetApp SnapLock® products.

Flash Cache

NetApp Flash Cache modules optimize the performance of random read–intensive workloads such as file services and messaging. These intelligent read caches speed access to user data, reducing latency by a factor of

10 or more compared to disk drives. Faster response times can translate into higher throughput for random I/O workloads. NetApp Flash Cache gives users performance that is comparable to that of solid state disks (SSDs) without the complexity of another storage tier.

Storage Security Products

Partnering with SafeNet, Inc. enables us to provide a unified platform for data security and key management across IP SAN, NAS, and tape backup environments. The platform combines wire-speed encryption, access controls, authentication, and automated key management to provide strong security for data at rest, while still allowing the capability to search compliant data for legal discovery purposes if the need arises. We also partner with Brocade Communications Systems, Inc. to provide advanced fabric services for SANs. These high-speed, highly reliable hardware devices deliver fabric-based encryption services to secure data assets either selectively or comprehensively.

Big Content Solutions: StorageGRID

NetApp StorageGRID® is a proven object storage software solution designed to manage petabyte-scale, globally distributed repositories of images, video, and records for enterprises and service providers. NetApp StorageGRID provides tremendous scalability by eliminating the typical constraints of data containers in blocks and files. It supports billions of files or objects and petabytes of capacity in hybrid cloud storage architectures with a single global namespace.

NetApp StorageGRID enables intelligent data management and secure content retention. Data placement and secure content retention are optimized by aligning system and business process management metadata with a global policy engine that manages how data is stored, placed, governed, protected, and retrieved. Content is protected from tampering using technologies such as digital fingerprints and encryption.

Other big content offerings include the NetApp Solution for Archive as a Service and NetApp StorageGRID Healthcare Solution.

E-Series Storage Platform

E-Series systems offer OEMs a high-performance, modular storage platform with flexible scalability, space-efficient density, and high reliability for their purpose-built solutions and value-added customizations. This combination makes E-Series systems ideal for high-performance environments that are characterized by massive amounts of critical data and computing demands that require enterprise-class scalability and reliability. Our server OEMs also take advantage of E-Series attributes to deliver entry storage systems to their diverse customers.

We also leverage the E-Series platform to simplify the deployment of a Hadoop big data infrastructure. We accelerate the time to value for a Hadoop infrastructure and enable customers to scale their deployments more practically and predictably. Working with an ecosystem of partners, we continue our commitment to industry standards and open sources, including the Apache distribution of Hadoop.

We also leverage the E-Series platform in the development of big bandwidth solutions for full-motion video, seismic processing, medical content management, and high-performance Lustre solutions.

NetApp Services

Our customers demand high availability and reliability of their storage infrastructure to ensure the successful ongoing operation of their businesses. Our services are designed with this in mind. We provide professional services, global support solutions, and customer education and training to help customers most effectively manage their data. The professional services and support solutions we offer help our customers to resolve business problems, reduce costs, keep businesses up and running continuously, comply with regulations and policies, and improve overall operational results. We utilize a global, integrated model to provide consistent service delivery and global support during every phase of the customer engagement, including assessment and analysis, planning, design, installation, implementation, integration, optimization, ongoing support, and remote management and monitoring. Services and support often involve phased rollouts, technology transitions and migrations, and other long-term engagements.

Sales, Principal Markets, and Distribution Channels

We market and sell our products in numerous countries throughout the world, and we continue to make investments in our multiyear branding and awareness campaign to increase visibility of NetApp in the broader IT segment.

Our diversified customer base spans a number of customer segments and vertical markets, including energy, financial services, government, high technology, Internet, life sciences and healthcare services, major manufacturing, media, entertainment, animation and video postproduction, and telecommunications. We focus primarily on the data management and storage markets, offering an array of solutions from our high-end products designed for large enterprise customers to entry-level products designed for midsized enterprise customers.

To increase market share, we are focused on diversifying our multichannel distribution strategy. We are strengthening existing partnerships and investing in new partnerships with system integrators and cloud service providers.

As of the end of fiscal 2012, our worldwide sales and marketing function consisted of approximately 5,600 managers, sales representatives, and technical support personnel. We have field sales offices in more than 40 countries. We employ a multichannel distribution strategy, selling products and services to end users and service providers through a direct sales force and through channel partners, including value-added resellers, system integrators, OEMs, and distributors. During fiscal 2012, sales through our indirect channels represented 78% of our total net revenues. Sales to customers Arrow Electronics, Inc. and Avnet, Inc., which are distributors, accounted for 17% and 12% of our net revenues, respectively, in fiscal 2012; 18% and 12% of our net revenues, respectively, for fiscal 2011; and 14% and 11% of our net revenues, respectively, for fiscal 2010.

Seasonality

We have historically experienced a decline in revenues in the first quarter of our fiscal year, as the sales organization spends time developing new business after higher close rates in the fourth quarter, and because sales to European customers are historically weaker during the summer months. During the second quarter of our fiscal year, we have historically experienced increased sales, driven by the government sector, concurrent with the end of the U.S. federal government’s fiscal year in September, as well as an increase in business from European markets. We derive a majority of our revenue in any given quarter from orders booked in the same quarter. Bookings and revenues typically follow intraquarter seasonality patterns weighted toward the back end of the quarter.

Backlog

We manufacture products based on a combination of specific order requirements and forecasts of our customers’ demand. Orders are generally placed by customers on an as-needed basis. A substantial portion of our products is sold on the basis of standard purchase orders that are cancellable prior to shipment without penalty. In certain circumstances, purchase orders are subject to change with respect to quantity of product or timing of delivery resulting from changes in customer requirements. Our business is characterized by seasonal and intraquarter variability in demand, as well as short lead times and product delivery schedules. Accordingly, backlog at any given time might not be a meaningful indicator of future revenue.

Manufacturing and Supply Chain

We have outsourced manufacturing operations to third parties located in Memphis, Tennessee; Olive Branch, Mississippi; Livingston, Scotland; Schiphol Airport, The Netherlands; Szekesfehervar, Hungary; Shanghai and Longhua, China; Taoyuan City, Taiwan; Singapore; and Guadalajara, Mexico. These operations include materials procurement, commodity management, component engineering, test engineering, manufacturing engineering, product assembly, product assurance, quality control, final test, and global logistics. We rely on a limited number of suppliers for materials, as well as several key subcontractors for the production of certain subassemblies and finished systems. We use multiple vendors and have our products manufactured in a number of locations wherever possible to mitigate our supply chain risk. Our strategy has been to develop close relationships with our suppliers, exchanging critical information and implementing joint quality programs. We also use contract manufacturers for the production of major subassemblies to improve our manufacturing continuity of business. This manufacturing strategy minimizes capital investments and overhead expenditures while creating flexibility for rapid expansion.

We were awarded ISO 9001 certification on May 29, 1997, and continue to be ISO 9001 certified. We were awarded ISO 14001 certification on December 8, 2004, and continue to be ISO 14001 certified.

Research and Development

We conduct research and development activities in various locations throughout the world. In fiscal 2012, 2011, and 2010, research and development expenses represented 13%, 13%, and 14% of our net revenues, respectively. These costs relate primarily to personnel and related costs incurred to conduct product development activities. Although we develop many of our products internally, we may acquire technology through business combinations or through licensing from third parties when appropriate. We believe that technical leadership is essential to our success, and we expect to continue to commit substantial resources to research and development.

Competition

We compete with many companies in the markets we serve, including companies that offer a broad spectrum of IT products and services (full-stack vendors) and others that offer a more limited set of storage and data management products or services. In the primary storage market, our system products and associated software portfolio mainly compete with storage system products and data management software from Dell, EMC, Hitachi Data Systems, HP, IBM, and Oracle Corporation. We compete against these same companies in the secondary storage market, which includes the disk-to-disk backup, archival and compliance, and business continuity segments. In markets such as cloud, big data, and converged infrastructure, our primary competitors include EMC, Hitachi Data Systems, HP, and IBM. In the healthcare, financial services, life sciences, and service provider markets, we compete primarily with EMC, Hitachi Data Systems, HP, and IBM. Some of our competitors in the primary and secondary storage markets also offer their systems to OEM customers. In addition, we compete in the OEM market against products from DotHill and Xyratex.

Most full-stack vendors that sell storage started as server companies. Their ability to monetize their storage investment is limited by their server market share because their primary sales strategy is to attach storage to their server sales. With such a cap on market opportunity, we expect that over time the server companies will have difficulty sustaining investment in storage and data management. However, most storage companies have multiple overlapping architectures. Many of our competitors have multiple products that serve similar needs, resulting in multiple code bases that have to replicate the same functionality, diluting product development and management, current product engineering, and support costs and slowing their ability to innovate.

We consider innovation and our technological partnerships to be our key differentiators. We are committed to being the best-in-class storage vendor and partnering with other industry leaders in delivering what we call the “innovation stack.” An innovation stack from best-in-class vendors gives customers the best applications and technologies available. To support our solutions for converged architectures, we offer a cooperative support model with our partners.

In the OEM market, we compete based on the total offering we provide our partners, which is focused on a commitment to their success. They choose us for our products, technology, training, and support through the sales and product lifecycles.

We believe the advantages of our products include functionality, scalability, performance, flexibility, quality, and operational efficiency. We believe our advantage also includes the nature of the relationships we form with our customers and partners worldwide. We strive to deliver an outstanding experience in every interaction we have with our customers and partners through our product, service, and support offerings, which enable us to provide our customers with a full range of expertise before, during, and after their purchase.

An increase in industry consolidation might result in stronger competitors that are better able to compete as sole-source vendors for customers. In addition, current and potential competitors have established or might establish cooperative relationships among themselves or with third parties, including some of our partners. It is possible that new competitors or alliances among competitors might emerge and rapidly acquire significant market share.

We are a Delaware corporation originally incorporated in 1992 as Network Appliance, Inc. On March 10, 2008, we changed our name to NetApp, Inc. Our executive offices are located at 495 East Java Drive, Sunnyvale, California 94089. Our telephone number is (408) 822-6000. Our website address is http://www.netapp.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and you should not consider such information to be part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with our consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended April 27, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 26, 2012, which are incorporated by reference in this prospectus.

	Six Months Ended	Fiscal Year Ended
	October 26, 2012	April 27, 2012	April 29, 2011	April 30, 2010	April 24, 2009	April 25, 2008
Ratio of earnings to fixed charges(1)	5.0x	7.8x	9.0x	5.8x	1.1x	17.7x

(1)	For purposes of computing the ratio of earnings to fixed charges, total earnings before fixed charges consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of rent expense that we believe to be representative of interest.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, capital expenditures, stock repurchases and the payment of dividends. We intend to temporarily invest the net proceeds in short-term investments until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean NetApp, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the applicable indenture or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

•	the identity of any trustees, authenticating agents or paying agents;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•

our obligation, if any, to redeem, purchase or repay debt securities pursuant to any sinking fund or analogous provisions at the option of a holder thereof and the period or period within which, the price or prices at which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid;

•	the form of the debt securities, including the form of the trustee’s certificate of authentication;

•	if other than in denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities will be payable;

•

if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	the terms of any repurchase or remarketing rights;

•

whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•

any restrictive covenants or Events of Default in addition to or in lieu of those set forth in this prospectus, or any changes which modify or eliminate the restrictive covenants or Events of Default set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	whether the debt securities will be issued as unrestricted securities or restricted securities; and

•	any and all additional, eliminated or changed terms that will apply to the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants. Unless we indicate otherwise in a prospectus supplement, the senior indenture will contain the following covenants:

Limitation on Liens. We will not directly or indirectly incur, nor will we permit any of our wholly owned subsidiaries to directly or indirectly incur, any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any Principal Property of ours or any of our wholly owned subsidiaries or (b) any shares of stock or indebtedness of any of our wholly owned subsidiaries that own Principal Property (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, we or such subsidiary also secure all payments due under the senior debt securities and all senior debt securities of any series having the benefit of this covenant (together with, if we shall so determine, any other indebtedness of ours or any subsidiary of ours then existing or thereafter created ranking equally with the senior debt securities), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the senior debt securities, prior or senior thereto, with the same relative priority as the senior debt securities issued pursuant to the senior indenture will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured.

The senior indenture contains the following exceptions to the foregoing prohibition:

(1) Liens on property, shares of stock or indebtedness existing with respect to any person at the time such person becomes our subsidiary or a subsidiary of any of our subsidiaries, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2) Liens on property, shares of stock or indebtedness existing at the time of acquisition by us or any of our subsidiaries or a subsidiary of any of our subsidiaries of such property, shares of stock or indebtedness (which may include property previously leased by us or any of our subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3) Liens securing our indebtedness or the indebtedness of any of our subsidiaries owing to us or any of our subsidiaries;

(4) Liens existing on the date of the initial issuance of the senior debt securities;

(5) Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, at the time such person becomes our subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation (as defined below);

(7) Liens created to secure the senior debt securities;

(8) Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11) Permitted Liens; or

(12) any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any of our property or the property of any of our subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our wholly owned subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the senior debt securities, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (12) above), together with all attributable debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. We and our wholly owned subsidiaries may also, without equally and ratably securing the senior debt securities, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation on Sale and Leaseback Transactions. We will not directly or indirectly, nor will we permit any of our wholly owned subsidiaries that owns Principal Property directly or indirectly to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless

(1) such transaction was entered into prior to the date of the initial issuance of the senior debt securities;

(2) such transaction was for the sale and leasing back to us or any of our wholly owned subsidiaries of any property by one of our subsidiaries;

(3) such transaction involves a lease for not more than three years (or which may be terminated by us or our subsidiaries within a period of not more than three years);

(4) we would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the “—Limitation on Liens” covenant described above; or

(5) we apply an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in our business or to the retirement of long-term indebtedness within 12 months before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of long-term indebtedness, we may deliver either debt securities or debentures to the applicable trustee for cancellation, such debt securities or debentures to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our wholly owned subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (5) of the preceding paragraph), together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not exceed 15% of Consolidated Net Tangible Assets calculated as of the closing date of the sale and leaseback transaction.

Certain Other Covenants. The senior indenture will contain certain other covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the senior indenture do not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except to the extent set forth herein.

Consolidation, Merger and Sale of Assets. We may consolidate with or merge into another entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or entity, provided that:

(1) we are the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of or leases the assets is a corporation organized and validly existing under the laws of any jurisdiction in the United States and expressly assumes, by a supplemental indenture, all of our obligations under the senior debt securities and the indenture;

(2) immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing under the applicable indenture; and

(3) we or the continuing entity deliver to the trustee an officer’s certificate and legal opinion stating that the transaction and the supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, the surviving person shall succeed to, and be substituted for, and may exercise every right and power of us under the applicable indenture and we will be released from all obligations and covenants under the applicable indenture and senior debt securities; provided that, in the case of a lease of all or substantially all of our assets, we will not be released from any of the obligations or covenants under the applicable indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Definition of Certain Terms. The indenture contains the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of:

(1) the fair value of the assets subject to such a transaction (as determined in good faith by our board of directors); and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding senior debt securities issued under the applicable indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the term of the related lease. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) or (ii) the present value assuming no such termination.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of our assets and the assets of our consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by us) pursuant to the Exchange Act by us prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, incur, create, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our direct or indirect subsidiaries or (2) the financing of a project involving the development or expansion of our properties or any of our direct or indirect subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our direct or indirect subsidiaries or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means

(1) Liens in favor of customs and revenue authorities or financial institutions in respect of customs duties in connection with the importation of goods;

(2) Liens arising by reason of deposits necessary to qualify us or any subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(3) Liens of any landlord on fixtures located on premises leased by us or a subsidiary, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(4) Liens incurred in the ordinary course of business in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege Liens and Liens in connection with good faith bids, tenders and deposits;

(5) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing hedging obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(6) Liens on all goods held for sale on consignment; and

(7) Liens created by a lease, which under GAAP as in effect as of the date of the applicable indenture would be characterized as an operating lease, whether entered into before or after the date of the applicable indenture.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means our principal corporate offices in Sunnyvale, California, each research and development facility and each service and support facility that is real property located within the territorial limits of the States of the United States of America owned by us or any of our wholly owned subsidiaries, except (a) such as our board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our subsidiaries taken as a whole) not to be of material importance to the business of us and our subsidiaries, taken as a whole or (b) such as has a fair value of less than 0.75% of our Consolidated Net Tangible Assets.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Events of Default

The senior indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the senior indenture. Events of Default on the senior debt securities are any of the following:

•	default in the payment of the principal or any premium on senior debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	default for 30 days in the payment of interest on senior debt securities when due;

•

failure by us to observe or perform any other term of the senior indenture (other than those referred to in the two bullets above) for a period of 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the senior trustee or holders of not less than 25% of the principal amount of the senior debt securities of the affected series;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the senior indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The senior indenture provides that the senior trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The senior indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the senior trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the senior trustee or any holder. The holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to us and the senior trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind an acceleration or waive any existing default or Event of Default and its consequences under the senior indenture, if the rescission would not conflict with any judgment or decree, except a default in the payment of principal of, premium on, if any, or interest, if any, on, such senior debt securities, or in respect of a covenant or provision that cannot be modified or amended without the approval of the holder of each affected debt security.

The senior indenture will provide that, except during the continuance of an Event of Default, the senior trustee will perform only such duties as are specifically set forth in the senior indenture. During the existence of an Event of Default, the senior trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the senior trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of the notes, unless such holder shall have offered to the senior trustee security and indemnity satisfactory to it against any loss, liability or expense.

Before you bypass the senior trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	you must give the senior trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities of the affected series must make a written request that the senior trustee take action because of the Event of Default, and must offer indemnity to the senior trustee against the costs, expenses and other liabilities of taking that action; and

•

the senior trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the senior trustee has not received a direction inconsistent with the request from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

Subject to certain restrictions, under the senior indenture the holders of a majority in principal amount of the total outstanding senior debt securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or of exercising any trust or power conferred on the senior trustee. The senior trustee, however, may refuse to follow any direction that conflicts with law or the senior indenture or that the senior trustee determines is unduly prejudicial to the rights of any other holder of a senior debt security or that would involve the senior trustee in personal liability.

We will furnish to the senior trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the senior indenture and the senior debt securities, or else specifying any default; provided, however, that such certificate need not include a reference to any default that has been fully cured prior to the date as of which the certificate speaks. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the senior trustee within five business days.

Satisfaction and Discharge

The senior indenture will cease to be of further effect and the senior trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the senior indenture upon compliance with certain conditions, including:

(1)	either

•	our having delivered to the senior trustee for cancellation all senior debt securities theretofore authenticated under the senior indenture; or

•

all senior debt securities of any series outstanding under the senior indenture not theretofore delivered to the senior trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the senior trustee for the giving of notice of redemption, and we shall have deposited with the senior trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the senior indenture;

(2)	our having paid all sums payable by us under the senior indenture, as and when the same shall be due and payable; and

(3)	we shall have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Under current U.S. federal tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Full Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us;

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been complied with; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplished a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•	deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the senior indenture and the senior debt securities.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or any installment of principal of or interest on any senior debt securities of such series;

•	reduce any amounts due on or the rate of interest on any senior debt securities of such series;

•	reduce the amount of principal payable at maturity or upon acceleration, redemption or a change of control or following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	change the terms of or waive any redemption provisions;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to modify or amend the senior indenture or the senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the senior indenture or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the senior indenture, except to increase the percentage required for any modification or to provide that other provisions of the senior indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the senior debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, defect or inconsistency;

•

make such provisions in regards to matters arising under the indentures as our board of directors may deem necessary or desirable, and which shall not in each case adversely affect the interests of the holders of the senior debt securities;

•	provide for uncertificated senior notes in addition to or in place of certificated senior notes;

•	comply with covenants in the senior indenture regarding mergers and sales of assets;

•

add to the covenants of the Company, for the benefit of the holders of the senior debt securities, add any additional Events of Default for the benefit of the holders of the senior debt securities or secure the senior debt securities;

•

change or eliminate any provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding senior debt securities of any series created prior to such change or elimination which is entitled to the benefit of such provision;

•	provide for the issuance of senior debt securities or issue additional senior debt securities of any series;

•

evidence and provide for a successor senior trustee and add to or change the provisions of the senior indenture to provide for or facilitate the administration of the trusts under the senior indenture; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Nor do we need any approval to make changes that affect only senior debt securities to be issued under the senior indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect the senior debt securities, even if they affect other senior debt securities issued under the senior indenture. In those cases, we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring a Majority Vote. Any other change to the senior indenture and the senior debt securities would require the following approval, in each case by written consent:

•	if the change affects only senior debt securities of one series, it must be approved by the holders of a majority in principal amount of the senior debt securities of that series; and

•

if the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the senior indenture, it must be approved by the holders of a majority in principal amount of the senior debt securities and each other series of senior debt securities affected by the change.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the senior indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the senior indenture. In certain limited circumstances, the senior trustee will be entitled to set a record date for action by holders. If we or the senior trustee set a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the senior trustee may specify, if it set the record date). We may shorten this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Senior Trustee

The senior trustee will be appointed by us as paying agent, registrar and custodian with regard to the senior debt securities. The senior trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

The senior indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an Event of Default has occurred and has not been cured or waived, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the senior trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the senior trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except the subordinated indenture and subordinated debt securities will not include a limitation on liens or a limitation on sale and leaseback transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under the limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an Event of Default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our certificate of incorporation as amended to date (the “certificate of incorporation”), our bylaws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our capital stock consists of 885,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of October 26, 2012, 358,113,545 shares of Common Stock and no shares of Preferred Stock were outstanding.

Preferred Stock

Under our certificate of incorporation, the board of directors is authorized to issue shares of Preferred Stock from time to time in one or more series and to determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. When shares of Preferred Stock are issued, certain rights of the holders thereof may materially affect the rights of the holders of the Common Stock, including voting rights and preferences in respect of dividends and liquidation.

Common Stock

General

All issued and outstanding shares of our Common Stock are fully paid and nonassessable. Holders of Common Stock have no preemptive, subscription or conversion rights and are not liable for further calls or assessments. There are no redemption or sinking fund provisions in effect with respect to the Common Stock. Subject to the rights of any then outstanding Preferred Stock, holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor and to share ratably in the assets available for distribution upon liquidation. Except as described below, each share of Common Stock is entitled to one vote at all meetings of stockholders. The holders of Common Stock are not entitled to cumulative voting rights in the election of directors.

Exchange; Transfer Agent and Registrar

The Common Stock of the Company is traded on the NASDAQ Global Select Market under the symbol NTAP. The transfer agent and registrar for the Common Stock is Computershare.

Provisions of our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

The certificate of incorporation and the bylaws of the Company contain provisions that could have certain anti-takeover effects, as discussed below:

No Stockholder Action by Written Consent; Special Meetings. The certificate of incorporation prohibits stockholder action by written consent in lieu of a meeting. The provision of the certificate of incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the board of directors, the chairman of the board of directors, or the president of the Company. This provision would also prevent the holders of a majority of the outstanding shares of Common Stock from using the written consent procedure to take stockholder action and from taking action by consent without giving all the stockholders of the Company entitled to vote on a proposed action the opportunity to participate in determining such proposed action.

Advance Notice Requirements for Stockholders’ Proposals and Director Nominations. The bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors (the “Nomination Procedure”) and with regard to certain matters to be brought before a meeting of stockholders of the Company (the “Business Procedure”).

The Nomination Procedure provides that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. The Business Procedure provides that only such business may be conducted at a stockholders’ meeting as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. In the case of both the Nomination Procedure and the Business Procedure, to be timely, notice must be delivered to the Company’s Secretary not less than 120 days prior to the date of the meeting.

Although the bylaws do not give the board of directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at a stockholders’ meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular meeting if proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might otherwise be desired by the Company’s stockholders.

Preferred Stock. The certificate of incorporation authorizes the board of directors to fix, with respect to any series of Preferred Stock, the powers, preferences and rights of the shares of such series. Although the Company has no intention at the present time of doing so, it could issue Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for the stock over the then market price of such stock.

Delaware Business Combination Statute. Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•

prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•

the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•

any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements as of April 27, 2012 and April 29, 2011, and for each of the three years in the period ended April 27, 2012, included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement, and the effectiveness of NetApp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement, which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph relating to the change in the Company’s method for recognizing revenue for multiple element arrangements and the retrospective adoption of new accounting guidance related to the presentation of comprehensive income and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedules have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.